NITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017 (November 14, 2017)

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.
Master Note Purchase Agreement
On November 14, 2017, DST Systems, Inc. (the “Company”) entered into a Master Note Purchase Agreement (the “Note Purchase Agreement”) by and among the purchasers named therein and the Company relating to the Company’s private placement of $415.0 million aggregate principal amount of indebtedness. The indebtedness is comprised of the following:

Notes (all series together, the “New Notes” and each, a “Series”)	Principal Amount ($ in millions)	Interest Rate (%)	Issuance Date	Maturity Date
Series 2017A, Tranche A (the “Tranche A Notes”)	35.0	3.55	November 14, 2017	January 9, 2023
Series 2017A, Tranche B (the “Tranche B Notes”)	105.0	3.82	November 14, 2017	January 9, 2025
Series 2017A, Tranche C (the “Tranche C Notes”)	65.0	4.02	August 6, 2018	August 6, 2025
Series 2017A, Tranche D (the “Tranche D Notes”)	105.0	4.04	November 14, 2017	January 9, 2028
Series 2017A, Tranche E (the “Tranche E Notes”)	50.0	4.14	November 14, 2017	January 9, 2030
Series 2017A, Tranche F (the “Tranche F Notes”)	55.0	4.29	November 14, 2017	January 9, 2033

The Company intends to use the proceeds from the sale of the New Notes to refinance existing indebtedness and/or for general corporate purposes. A copy of the Note Purchase Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference. For a description of the material terms of the Note Purchase Agreement and the New Notes issued thereunder, see the information set forth below in Item 2.03, which is incorporated by reference into this Item 1.01.
Amendments to 2010 Note Purchase Agreement
On November 14, 2017, the Company entered into first and second amendments (the “First 2010 Note Purchase Agreement Amendment” and the “Second 2010 Note Purchase Agreement Amendment,” respectively) to the Note Purchase Agreement, dated as of August 9, 2010, by and among the Company and the purchasers party thereto (the “2010 Note Purchase Agreement”). The First 2010 Note Purchase Agreement Amendment modifies (i) an event of default under the 2010 Note Purchase Agreement to allow the holders of the New Notes to exercise their right to cause the Company to repurchase the New Notes upon a change of control pursuant to the terms of the Note Purchase Agreement and (ii) a clarifying modification relating to the designation and reversal of designation of Company’s subsidiaries as Significant Subsidiaries (as defined in the 2010 Note Purchase Agreement). The Second 2010 Note Purchase Agreement Amendment modifies the definition of “Change of Control” under the 2010 Note Purchase Agreement. The description set forth above is qualified in its entirety by the First 2010 Note Purchase Agreement Amendment and the Second 2010 Note Purchase Agreement Amendment, which are incorporated herein by reference and filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.
Second Amendment to Credit Agreement
On November 14, 2017, the Company entered into an amendment (the “Credit Agreement Amendment”) to its Credit Agreement, dated as of October 1, 2014, by and among the Company, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other financial institutions party thereto (as amended by that certain First Amendment to Credit Agreement dated as of June 5, 2015, the “Credit Agreement”). The Credit Agreement Amendment modifies a provision relating to the entry into burdensome agreements in order to permit the entry into the Note Purchase Agreement and similar instruments and the issuance of the New Notes. The description set forth above is qualified in its entirety by the Credit Agreement Amendment, which is incorporated herein by reference and filed herewith as Exhibit 10.3.

Extension of the Accounts Receivable Securitization Program
On November 14, 2017, the Company renewed and modified its accounts receivable securitization program by entering into the Amendment No. 4 to its Amended and Restated Receivables Purchase Agreement (the “Amendment to the Receivables Purchase Agreement”), resulting in an extended maturity of November 14, 2020, and added two affiliates to the program by entering into the Fifth Amendment and Joinder Agreement to Originator Purchase Agreement (the “Joinder to the Originator Purchase Agreement”). The description set forth above is qualified in its entirety by the Amendment to the Receivables Purchase Agreement and the Joinder to the Originator Purchase Agreement, which are incorporated herein by reference and filed herewith as Exhibit 10.4 and Exhibit 10.5, respectively.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 14, 2017, the Company entered into the Note Purchase Agreement, as further described in Item 1.01, which is incorporated by reference into this Item 2.03. Pursuant to the Note Purchase Agreement and an exemption from registration under the Securities Act of 1933, as amended, the Company issued and sold on November 14, 2017, $350.0 million aggregate principal amounts of New Notes comprised of the Tranche A Notes, the Tranche B Notes, the Tranche D Notes, the Tranche E Notes and the Tranche F Notes. The Company will issue the Tranche C Notes on August 6, 2018. In addition, the Company may issue from time to time, subject to the terms of the Notes Purchase Agreement, additional series of unsecured promissory notes, provided that the aggregate principal amounts of such additional notes together with the New Notes issued and outstanding pursuant to the Note Purchase Agreement may not exceed $1.0 billion.
Interest on the New Notes is due semiannually on January 9 and July 9 of each year, commencing either the January or July next succeeding the date on which the relevant New Notes are issued. The Company may prepay the New Notes of any tranche of any Series at any time, in an amount not less than 10% of the aggregate principal amount of the New Notes of such tranche then outstanding in the case of a partial prepayment, at a price equal to 100% of the principal amount being prepaid, plus accrued and unpaid interest and a “make-whole” prepayment premium. Additionally, the Company must offer to prepay all or a portion of the New Notes upon the occurrence of any “Change in Control,” as defined in the Note Purchase Agreement, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to but not including the date of prepayment.
The New Notes are unsecured senior obligations of the Company. Pursuant to the Note Purchase Agreement, any subsidiary of the Company that, at any time after the date of the Note Purchase Agreement is required to become a party to or otherwise guarantee the Credit Agreement or other indebtedness for borrowed money in excess of $150.0 million, will be required to guarantee the Company’s obligations under the New Notes. Currently, no subsidiary of the Company is a subsidiary guarantor with respect to the New Notes.
The Note Purchase Agreement contains covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, enter into transactions with affiliates, incur or create liens, sell assets, issue priority indebtedness and change lines of business. An additional covenant limits the ability of the Company to consolidate or merge with any other entity or convey, transfer or lease substantially all of its assets. The Company must also not permit (i) its “Consolidated Leverage Ratio” (as defined in the Note Purchase Agreement), calculated on a Pro Forma Basis (as defined in the Note Purchase Agreement), to exceed 3.50 to 1.00, provided that under certain conditions set forth in the Note Purchase Agreement such ratio may be greater than 3.50 to 1.00, but in no event greater than 3.90 to 1.00, and in which event, the Company shall be obligated to pay an additional interest of 0.75% and (ii) its “Consolidated Interest Coverage Ratio” (as defined in the Note Purchase Agreement), calculated on a Pro Forma Basis, to be less than 3.25 to 1.00 at the end of any fiscal quarter. The Note Purchase Agreement contains customary default provisions, including cross-default provisions. The description set forth above is qualified in its entirety by the Note Purchase Agreement and the forms of the New Notes, which are incorporated herein by reference and are filed herewith as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d). Exhibits.
Exhibit Index

Exhibit Number	Description
4.1
Master Note Purchase Agreement, dated as of November 14, 2017, by and among the Company and the purchasers named therein, including the forms of the Tranche A Notes, Tranche B Notes, Tranche C Notes, Tranche D Notes, Tranche E Notes, Tranche F Notes, Tranche G Notes and Tranche H Notes.

10.1	First Amendment to Note Purchase Agreement, dated as of November 14, 2017, by and among the Company and the purchasers party thereto.

10.2	Second Amendment to Note Purchase Agreement, dated as of November 14, 2017, by and among the Company and the purchasers party thereto.

10.3
Second Amendment to Credit Agreement, dated as of November 14, 2017, by and among the Company, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other financial institutions party thereto.

10.4	Amendment No.4 to Amended and Restated Receivables Purchase Agreement, dated November 14, 2017.

10.5	Fifth Amendment and Joinder Agreement to Originator Purchase Agreement, dated November 14, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2017

DST Systems, Inc.

By: /s/ Gregg Wm. Givens

Name: Gregg Wm. Givens
Title: Senior Vice President, Chief Financial
Officer and Treasurer